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                                                                    EXHIBIT 16.1

                                                          [ANDERSEN LOGO]




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 17, 2002


Dear Sir/Madam:

We have read Item 4 included in Amendment No. 2 to the Form 8-K dated May 17, 2002 of Hartford Life Insurance Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
______________________________
    Arthur Andersen LLP


cc: David Foy, Chief Financial Officer, Hartford Life Insurance Company